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                                                                     Exhibit 4.1

                       FIRST AMENDMENT TO RIGHTS AGREEMENT

            AMENDMENT dated as of March 17, 2004 (this "Amendment"), to the Rights Agreement dated as of December 11, 2000 (the "Rights Agreement"), between Apogent Technologies Inc., a Wisconsin corporation (the "Company"), and EQUISERVE TRUST COMPANY, N.A., as successor by assignment from Fleet National Bank, a national banking association as Rights Agent (the "Rights Agent"). Terms used but not defined herein shall have the meanings assigned to them in the Rights Agreement.

            WHEREAS, the Company proposes to enter into an Agreement and Plan of Merger, dated as of March 17, 2004 (as amended from time to time, the "Merger Agreement"), among Fisher Scientific International Inc., a Delaware corporation ("Parent"), Fox Merger Corporation, a Wisconsin corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and the Company.

            WHEREAS, the Board of Directors of the Company has determined that the Merger Agreement and the terms and conditions set forth therein and the transactions contemplated thereby, including, without limitation, the Merger (as such term is defined in the Merger Agreement), are advisable and are fair to and in the best interests of the Company and its shareholders;

            WHEREAS, the Board of Directors of the Company has determined, in connection with the execution of the Merger Agreement, that it is desirable to amend the Rights Agreement to exempt the Merger Agreement, the execution thereof and the transactions contemplated thereby, including, without limitation, the Merger, from the application of the Rights Agreement as set forth in this Amendment;

            WHEREAS, Section 27 of the Rights Agreement provides that, prior to the Distribution Date (as defined in the Rights Agreement), the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of the Rights Agreement without the approval of any holders of certificates representing shares of Common Stock of the Company upon delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of Section 27 of the Rights Agreement, provided that the Rights (as defined in the Rights Agreement) are not redeemable at the time of such supplement or amendment;

            WHEREAS, there has been no such Distribution Date as of the time immediately prior to this Amendment, and the Rights are redeemable as of the date of this Amendment; and

            WHEREAS, pursuant to the terms of the Rights Agreement and in accordance with Section 27 thereof, the Company has directed that the Rights Agreement should be amended as set forth in this Amendment prior to the execution of the Merger Agreement and has delivered a certificate to the Rights Agent (as defined in the Rights Agreement) that this Amendment is in compliance with the terms of Section 27 of the Rights Agreement.

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            NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

            Section 1. Amendments to Rights Agreement. The Rights Agreement is hereby amended as follows:

            (a) The definition of "Acquiring Person" in Section 1(a) of the Rights Agreement is amended by inserting the following new sentence at the end of such definition:

            "Notwithstanding anything in this Agreement to the contrary, none of Parent, Merger Sub or any Affiliate or Associate of either of them shall be deemed to be an Acquiring Person or a Beneficial Owner of Common Stock, either individually or collectively, solely as a result of (i) the execution and delivery of the Merger Agreement or (ii) the consummation of the Merger or any of the other transactions contemplated in the Merger Agreement."

            (b) The definition of "Stock Acquisition Date" in Section 1(dd) of the Rights Agreement is amended to add the following sentence at the end thereof:

            "Notwithstanding anything in this Agreement to the contrary, a Stock Acquisition Date shall not be deemed to have occurred solely as a result of (i) the execution and delivery of the Merger Agreement or (ii) the consummation of the Merger or any of the other transactions contemplated in the Merger Agreement."

            (c) The following definitions are added to Section 1 of the Rights
Agreement:

            "(jj) 'Merger' shall mean the merger of Fox Merger Corporation, a wholly-owned Subsidiary of Fisher, with and into the Company, or an alternative transaction mutually agreed upon by the Company and Fisher, in accordance with the terms and conditions of the Merger Agreement.

            (kk) 'Merger Agreement' shall mean the Agreement and Plan of Merger, dated as of March 17, 2004, by and among Fisher, Fox Merger Corporation and the Company, as amended from time to time."

            (d) Section 3(a) of the Rights Agreement is amended to add the following sentence at the end thereof:

            "Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred solely as the result of (i) the execution and delivery of the Merger Agreement or (ii) the consummation of the Merger or any of the other transactions contemplated in the Merger Agreement."

            (e) Section 7(a) of the Rights Agreement is modified, amended and restated in its entirety as follows:

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                  "Subject to Section 7(e) hereof, at any time after the
         Distribution Date, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and
         Section 23(a) hereof) in whole or in part upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one one-hundredths of a share (or other securities, cash or other asserts, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earliest of
         (i) the time immediately prior to the Effective Time (as such term is defined in the Merger Agreement), (ii) 5:00 P.M., New York City time, on December 12, 2010, or such later date as may be established by the Board of Directors prior to the expiration of the Rights (such date, as it may be extended by the Board (the 'Final Expiration Date'), or (iii) the time at which the Rights are redeemed or exchanged as provided in
         Section 23 or Section 24 hereof (the earliest of (i), (ii) and (iii) being herein referred to as the 'Expiration Date')."

            (f) Section 11(a)(ii) of the Rights Agreement is amended to add the following at the end thereof immediately prior to the period:

            "; provided, however, that, notwithstanding anything in this Agreement to the contrary, a Section 11(a)(ii) Event shall not be deemed to have occurred solely as a result of (A) the execution and delivery of the Merger Agreement or (B) the consummation of the Merger or any of the other transactions contemplated in the Merger Agreement."

            (g) Section 13(a) of the Rights Agreement is amended to add the following at the end thereof immediately prior to the period:

            "; provided, however, that, notwithstanding anything in this Agreement to the contrary, a Section 13 Event shall not be deemed to have occurred solely as a result of (i) the execution and delivery of the Merger Agreement or (ii) the consummation of the Merger or any of the other transactions contemplated in the Merger Agreement."

            (h) Section 25 of the Rights Agreement is amended to add the following new section at the end thereof:

            "(c) Notwithstanding anything in this Agreement to the contrary, the Company shall not be required to give any notice hereunder to any holder of a Rights Certificate solely as a result of (i) the execution and delivery of the Merger Agreement or (ii) the consummation of the Merger or any of the other transactions contemplated in the Merger Agreement."

            Section 2. Interpretation. The term "Agreement" as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby.

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            Section 3. No Other Effect. The Rights Agreement shall not otherwise be supplemented or amended by virtue of this Amendment, but shall remain in full force and effect as amended hereby.

            Section 4. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Wisconsin and for all purposes shall be governed by and construed and enforced in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

            Section 5. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.


                            [Signature page follows]

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            IN WITNESS WHEREOF, the Company and the Rights Agent have caused this Amendment to be duly executed as of the day and year first above written.

                               APOGENT TECHNOLOGIES INC.


                               By:  /s/ Michael K. Bresson
                                    --------------------------------------------
                                    Name:  Michael K. Bresson
                                    Title: Executive Vice President-
                                           Administration, General Counsel and
                                           Secretary



                               EQUISERVE TRUST COMPANY, as Rights Agent


                               By:  /s/ Carol Mulvey-Eori
                                    --------------------------------------------
                                    Name:  Carol Mulvey-Eori
                                    Title: Managing Director